Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ 08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

•                  Non-GAAP total revenue of $97.6 million increases 32% year-over-year

•                  Non-GAAP operating income of $25.1 million or a 26% operating margin driving non-GAAP EPS of $0.41, an  increase of 41% year-over-year

•                  Cloud Services revenue of $39.4 million increases 75% year-over-year

BRIDGEWATER, NJ — February 5, 2014 — Synchronoss Technologies, Inc. (NASDAQ: SNCR), the mobile innovation leader that provides cloud solutions and software-based activation for connected devices globally, today announced financial results for the fourth quarter and full year 2013.

“We are pleased with the company’s fourth quarter performance, which was highlighted by revenue that was above the high end of our expectations with Cloud Services revenue up 75% year-over-year,” said Stephen G. Waldis, Founder and Chief Executive Officer of Synchronoss.  “2013 was an exciting year for Synchronoss as we successfully scaled multiple Personal Cloud™ deployments and our mobile operator customers embraced cloud services as a strategic competitive differentiator. We are pleased with how quickly mobile operators have ramped adoption rates for our Personal Cloud services, which positions us well for strong growth headed into 2014.”

Waldis added, “The recent introduction of our Integrated Life™ platform and Synchronoss Workspace™ are examples of us entering new markets with high growth potential by innovating and leveraging our core assets and domain expertise. We believe these new offerings will also further strengthen our strategic position with Mobile Operators for years to come.”

On a GAAP basis, Synchronoss reported net revenues of $97.2 million, representing an increase of 33% compared to the fourth quarter of 2012.  Gross profit was $56.8 million and income from operations was $20.3 million in the fourth quarter of 2013.  Net income applicable to common stock was $15.9 million, leading to diluted earnings per share of $0.39, compared to $0.09 for the fourth quarter of 2012.

On a non-GAAP basis, Synchronoss reported net revenues, which adds back the purchase accounting adjustment related to revenues for certain acquisitions, of $97.6 million, an increase of 32% compared to the fourth quarter of 2012.  Gross profit for the fourth quarter of 2013 was $58.4 million, representing a gross margin of 60%.  Income from operations was $25.1 million in the fourth quarter of 2013, representing a year-over-year increase of 34% and an operating margin of 26%.  Net income was $16.4 million in the fourth quarter of 2013, up from $11.1 million in the year ago period.  Diluted earnings per share were $0.41 for the fourth quarter of 2013, an increase of 41% compared to $0.29 for the fourth quarter of 2012.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“We are pleased with our fourth quarter results and the solid performance of both our Cloud Services and Activation Services platforms during 2013,” said Lawrence R. Irving, Chief Financial Officer and Treasurer.  “We continue to generate significant profitability even as we invest in multiple growth opportunities and we remain confident in the company’s ability to leverage these investments to generate significant value for our shareholders over time.”

Other Fourth Quarter and Recent Business Highlights:

•                  Cloud Services revenue accounted for $39.4 million of non-GAAP revenue, representing approximately 40% of total non-GAAP revenue and growing 75% on a year-over-year basis.

•                  Activation Services revenue accounted for $58.2 million of non-GAAP revenue, representing approximately 60% of total non-GAAP revenue and growing 13% on a year-over-year basis.

•                  Introduced the Integrated Life™ platform, a new cloud-based platform solution that enables seamless network activation to empower end users to utilize connected devices in new ways. The company also announced AT&T is the first carrier to leverage Synchronoss’ new platform to power the AT&T Drive Studio, its connected car center, and AT&T Drive, a modular, global automotive platform.

•                  Launched Synchronoss Workspace™, a cloud-based file, sync and share offering for small and medium sized businesses that provides employees with ubiquitous and secure access to corporate data across devices.

•                  Announced the company has added more than 10 million unique Personal Cloud subscribers on a global basis since launching the Personal Cloud Platform early in the second quarter.

Full Year 2013 Summary Financial Results

•                  On a GAAP basis: Revenues for the full year 2013 were $349.0 million, an increase of 28% compared to $273.7 million in the prior year. Gross profit was $202.8 million, income from operations was $34.9 million and net income was $23.4 million, leading to full year 2013 diluted earnings per share of $0.58.

•                  On a Non-GAAP basis: Revenues for the full year 2013 were $352.5 million, an increase of 28% compared to $275.2 million in 2012. Gross profit was $212.0 million, representing a gross margin of 60%, and income from operations was $81.5 million, representing an operating margin of 23%. Net income was $53.1 million for the full year 2013, leading to diluted earnings per share of $1.33, an increase of 21% from $1.10 in the prior year.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call today, February 5, 2014, at 4:30 p.m. (ET) to discuss the company’s financial results.  To access this call, dial 866-515-2907 (domestic) or 617-399-5121 (international). The pass code for the call is 89959070. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site www.synchronoss.com.

Following the conference call, a replay will be available for a limited time at 888-286-8010 (domestic) or 617-801-6888 (international).  The replay pass code is 27243887.  An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income, net income, effective tax rate, earnings per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back the deferred revenue write-down associated with acquisitions, fair value stock-based compensation expense, acquisition-related costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc. (NASDAQ:SNCR), is a mobile innovation leader that provides cloud solutions and software-based activation for connected devices across the globe. The company’s proven and scalable technology solutions allow customers to connect, synchronize and activate connected devices and services that empower enterprises and consumers to live in a connected world. For more information visit us at:

Web: www.synchronoss.com

Source: Synchronoss Technologies, Inc.

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2012 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Synchronoss, Personal Cloud, Integrated Life, Synchronoss Workspace and the Synchronoss logo are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

SYNCHRONOSS TECHNOLOGIES, INC.

BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	December 31,
	2013	2012(1)

ASSETS
Current assets:
Cash and cash equivalents	$63,512	$36,028
Marketable securities	9,105	20,188
Accounts receivable, net of allowance for doubtful accounts of $237 and $258 at December 31, 2013 and 2012, respectively	64,933	74,980
Prepaid expenses and other assets	19,451	24,012
Deferred tax assets	4,626	4,114

Total current assets	161,627	159,322
Marketable securities	4,988	653
Property and equipment, net	106,106	58,162
Goodwill	137,743	127,322
Intangible assets, net	101,963	110,760
Deferred tax assets	4,210	6,961
Other assets	10,382	3,482

Total assets	$527,019	$466,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,528	$8,980
Accrued expenses	37,919	41,658
Deferred revenues	15,372	20,954
Contingent consideration obligation	22	3,279

Total current liabilities	62,841	74,871
Lease financing obligation - long term	9,252	9,540
Contingent consideration obligation - long-term	4,468	5,100
Other liabilities	2,819	2,494
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at December 31, 2013 and 2012	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 44,456 and 42,533 shares issued; 40,663 and 38,674 outstanding at December 31, 2013 and 2012, respectively	4	4
Treasury stock, at cost (3,793 and 3,859 shares at December 31, 2013 and 2012, respectively	(67,104)	(67,918)
Additional paid-in capital	393,644	344,469
Accumulated other comprehensive loss	(723)	(365)
Retained earnings	121,818	98,467

Total stockholders’ equity	447,639	374,657

Total liabilities and stockholders’ equity	$527,019	$466,662

(1)   Certain prior period amounts have been recast in connection with ASC 805, Business Combinations.

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Net revenues	$97,207	$73,181	$349,047	$273,692
Costs and expenses:
Cost of services (1)(2)(3)*	40,447	31,282	146,238	115,670
Research and development (1)(2)(3)	15,215	14,216	64,845	52,307
Selling, general and administrative (1)(2)(3)	16,939	14,952	62,096	46,680
Net change in contingent consideration obligation	(8,000)	(500)	(5,324)	(6,235)
Restructuring charges	—	—	5,172	—
Depreciation and amortization	12,334	6,611	41,126	23,812

Total costs and expenses	76,935	66,561	314,153	232,234

Income from operations	20,272	6,620	34,894	41,458
Interest income	125	292	557	1,315
Interest expense	(375)	(296)	(1,089)	(998)
Other income (4)	543	303	217	889

Income before income tax expense	20,565	6,919	34,579	42,664
Income tax expense	(4,692)	(3,470)	(11,228)	(15,581)

Net income	$15,873	$3,449	$23,351	$27,083

Net income per common share:
Basic	$0.40	$0.09	$0.60	$0.71

Diluted	$0.39	$0.09	$0.58	$0.69

Weighted-average common shares outstanding:
Basic	39,378	37,894	38,891	38,195

Diluted	40,473	38,631	40,009	39,126

* Cost of services excludes depreciation which is shown separately.

(1) Amounts include fair value stock-based compensation as follows:
Cost of services	$1,310	$1,183	$5,184	$4,244
Research and development	1,221	1,585	5,705	5,441
Selling, general and administrative	4,371	3,270	14,325	10,740

Total fair value stock-based compensation expense	$6,902	$6,038	$25,214	$20,425

(2) Amounts include acquisition costs as follows:
Cost of services	$(2)	$73	$252	$73
Research and development	(2)	76	351	285
Selling, general and administrative	477	2,886	1,145	3,310

Total acquisition costs	$473	$3,035	$1,748	$3,668

(3) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$10	$283	$257	$482
Research and development	23	161	128	630
Selling, general and administrative	334	227	524	546

Total fair value earn-out cash and stock compensation expense	$367	$671	$909	$1,658

(4) Amounts include Fx change of the contingent consideration obligation as follows:
Other (expense) income	$(29)	$(62)	$93	$20

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Non-GAAP financial measures and reconciliation:

GAAP Revenue	$97,207	$73,181	$349,047	$273,692
Add: Deferred Revenue Write-Down	356	736	3,460	1,484

Non-GAAP Revenue	$97,563	$73,917	$352,507	$275,176

GAAP Revenue	$97,207	$73,181	$349,047	$273,692
Less: Cost of Services	40,447	31,282	146,238	115,670

GAAP Gross Margin	56,760	41,899	202,809	158,022

Add: Deferred revenue write-down	356	736	3,460	1,484
Add: Fair value stock-based compensation	1,310	1,183	5,184	4,244
Add: Acquisition and restructuring costs	(2)	73	252	73
Add: Deferred compensation expense - earn-out	10	283	257	482

Non-GAAP Gross Margin	$58,434	$44,174	$211,962	$164,305

Non-GAAP Gross Margin %	60%	60%	60%	60%

GAAP income from operations	$20,272	$6,620	$34,894	$41,458
Add: Deferred revenue write-down	356	736	3,460	1,484
Add: Fair value stock-based compensation	6,902	6,038	25,214	20,425
Add: Acquisition and restructuring costs	473	3,035	6,920	3,668
Add: Net change in contingent consideration obligation	(8,000)	(500)	(5,324)	(6,235)
Add: Deferred compensation expense - earn-out	367	671	909	1,658
Add: Amortization expense	4,723	2,110	15,404	7,360

Non-GAAP income from operations	$25,093	$18,710	$81,477	$69,818

GAAP net income attributable to common stockholders	$15,873	$3,449	$23,351	$27,083
Add: Deferred revenue write-down, net of tax	226	473	2,346	959
Add: Fair value stock-based compensation, net of tax	4,591	3,865	17,095	13,199
Add: Acquisition and restructuring costs, net of taxes	285	1,956	4,692	2,370
Add: Net change in contingent consideration obligation, net of Fx change, net of tax	(7,971)	(438)	(5,417)	(6,255)
Add: Deferred compensation expense - earn-out, net of tax	246	430	616	1,071
Add: Amortization expense, net of tax	3,148	1,348	10,444	4,756

Non-GAAP net income	$16,398	$11,083	$53,127	$43,183

Diluted non-GAAP net income per share	$0.41	$0.29	$1.33	$1.10

Weighted shares outstanding - Diluted	40,473	38,631	40,009	39,126

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Year Ended December 31,
	2013	2012

Operating activities:
Net income	$23,351	$27,083
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	41,126	23,812
Loss on disposal of asset	—	230
Amortization of bond premium	294	1,216
Deferred income taxes	1,575	1,475
Non-cash interest on leased facility	921	921
Stock-based compensation	25,214	20,425
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	10,167	(11,611)
Prepaid expenses and other current assets	8,022	8,129
Other assets	(7,376)	(496)
Accounts payable	348	(1,915)
Accrued expenses	(7,155)	1,284
Contingent consideration obligation	1,383	(8,211)
Excess tax benefit from the exercise of stock options	(2,961)	(6,920)
Other liabilities	(320)	(497)
Deferred revenues	(5,900)	949

Net cash provided by operating activities	88,689	55,874

Investing activities:
Purchases of fixed assets	(73,434)	(33,234)
Purchases of marketable securities available-for-sale	(8,366)	(13,146)
Sales and maturities of marketable securities available-for-sale	14,825	74,334
Business acquired, net of cash	(6,677)	(105,177)

Net cash used in investing activities	(73,652)	(77,223)

Financing activities:
Proceeds from the exercise of stock options	19,196	7,949
Payments on contingent consideration obligation	(9,523)	(2,268)
Excess tax benefit from the exercise of stock options	2,961	6,920
Repurchase of common stock	—	(24,615)
Proceeds from the sale of Treasury Stock in connection with an employee stock purchase plan	1,474	612
Payments on capital obligations	(1,597)	(1,015)

Net cash provided by (used in) financing activities	12,511	(12,417)

Effect of exchange rate changes on cash	(64)	364

Net increase (decrease) in cash and cash equivalents	27,484	(33,402)
Cash and cash equivalents at beginning of year	36,028	69,430

Cash and cash equivalents at end of period	$63,512	$36,028

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Cash Provided by Operating Activities

(in thousands)

(Unaudited)

	Year Ended December 31,
	2013	2012

Non-GAAP cash provided by operating activities and reconciliation:

Net cash provided by operating activities (GAAP)	$88,689	$55,874
Add: Tax benefits from stock options exercised	2,961	6,920
Add: Cash payments on settlement of Earn-out	(6,133)	3,533

Adjusted cash flow provided by operating activities (Non-GAAP)	$85,517	$66,327

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.

Investor:

Brian Denyeau, 646-277-1251

investor@synchronoss.com

or

Media:

Stacie Hiras, 908-547-1260

stacie.hiras@synchronoss.com